Jimmy Loh, CPA [letterhead]



October 19, 2001


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


Re:  Birch Financial, Inc.


Dear Sir or Madam:

Our firm agrees the contents of the Form 8-K filed by Birch Financial, Inc. with the SEC dated October 16, 2001.



Sincerely,

/s/Jimmy Loh CPA
a Professional Corporation